POWERS & CO.
                                  47 Beech Road
                           Englewood, New Jersey 07631


                                  July 26, 1999


Spectrum Information Technologies, Inc.
P.O. Box 1006
New York, New York 10268

Re:  Stock Purchase Agreement
     ------------------------

Gentlemen:

     The following sets forth the terms and conditions of a purchase of securities in Spectrum Information Technologies, Inc. (the "Company") by the undersigned, to be completed upon the satisfaction of the condition precedent set forth in Section 2(a) of this Agreement:

     1. Stock Purchase. Subject to the satisfaction of the condition precedent set forth in Section 2(a) hereof, at the Closing (as described in Section 2(b) hereof) Powers & Company ("Powers") shall purchase 1,000,000 shares of common stock par value $.001 of the Company (the "Common Stock"), and an option to acquire 500,000 additional shares of such Common Stock (the "Option"), for a total purchase price of $1,250,000 (the "Purchase Price"). The terms and provisions of the Option are set forth in Exhibit A annexed hereto.

     2.   Condition Precedent; Closing.

          (a) The obligations of each party to effect the purchase and sale of the Shares and the Option shall be subject to the approval by the Company's stockholders at the Company's next annual meeting of stockholders of (i) the terms hereof, and (ii) an amendment to the Company's certificate of incorporation increasing the number of authorized shares of Common Stock to a number sufficient to permit the issuance of the Shares and the Option hereunder.

          (b) The closing of the purchase and sale of the Shares and the Option (the "Closing") shall occur as soon as practicable after the satisfaction of the condition precedent set forth in Section 2(a) hereof, at such location as may be agreed upon by the Company and Powers. At the Closing, (i) the Company shall deliver to Powers one or more stock certificates for the Shares, issued in the name of Powers, or in such name(s) as may be designated by Powers, (ii) the Company shall deliver to Powers the executed Option, and (ii) Powers shall deliver to the Company the Purchase Price, payable by bank or certified check.

     3. Representations and Warranties of the Company. These representations and warranties shall survive for twelve (12) months following the Closing. In consideration of the purchase and sale described above and the remaining terms hereof, the Company represents and warrants to its knowledge that as of the date hereof and as of the date of the Closing, subject to the satisfaction of the condition precedent set forth in Section 2(a) hereof:

          (a) Stock Ownership. Upon issuance, the Common Stock and the shares underlying the Option will be duly authorized and validly issued, fully paid and non-assessable. The Option shall be enforceable in accordance with its terms.

          (b) Title. Following consummation of the transaction, the Company warrants title to the Common Stock and Option and covenants and agrees at its expense to defend Powers's right, title and ownership of the Common Stock (whether issued on the date hereof or upon exercise of the Option) against the claims and demands of all persons whomsoever.

          (c) Company's Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary powers to carry on its business as now operated by it.

          (d) Authorization to Convey Stock. (i) The Company has full power and authority to enter into this Agreement and the Option and the Company has full power and authority to sell, convey, assign and transfer the Common Stock and the Option to Powers and otherwise consummate the transaction contemplated by this Agreement; (ii) this Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms; (iii) neither the execution and delivery of this Agreement and the Option, nor the consummation of the transaction contemplated herein in the manner herein provided, will violate any agreement to which the Company is a party or by which the Company is bound, or any law, order, decree or judgment applicable to the Company; and (iv) no authorization, approval or consent of any third party is required for the lawful execution, delivery and performance of this Agreement and the Option by the Company.

     4. Representations and Warranties of Powers. In consideration of the purchase and sale described above and the remaining terms hereof, Powers has executed and delivered to the Company the Investor's Representation Letter attached hereto as Exhibit B, pursuant to which it makes certain representations and warranties to the Company as of the date hereof and as of the date of the Closing.

     5. Modification, Discharge, Termination. Neither this Agreement nor any provisions hereof shall be modified, discharged, or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge, or termination is sought.

     6. Notices. Any notice, demand, or other communication that any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, registered or certified, return receipt requested, addressed to such address as may be given herein; or (b) delivered personally at such address.

     7. Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the parties' benefit and the benefit of the parties' successors, legal representatives, and assigns.

     8. Entire Agreement. This Agreement and its Exhibits hereto contains the entire agreement of the parties, and there are no representations, covenants, or other agreements except as stated or referred to herein.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, both substantive and remedial.

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

     10. Severability. If any provision of this Agreement shall be held to be void or unenforceable under the laws of any place governing its construction or enforcement, this Agreement shall not be voidable as a result thereof, but shall be construed to be otherwise in force with the same effect as though such provisions were omitted.

     11. Section Headings. The section headings contained herein are for reference purpose only and shall not in any way affect the meaning or interpretation of this Agreement.

     If the foregoing accurately reflects our agreement, please so indicate in the appropriate space below.


SPECTRUM INFORMATION                         POWERS & CO.
 TECHNOLOGIES, INC.



By:                                          By:
       ------------------------------               ----------------------------
Name:  Jon Gerber                            Name:  Lawrence M. Powers
Title: Vice President                        Its:   Owner/Sole Proprietor









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